UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported) May 10, 2004

ADELPHIA COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-16014	23-2417713
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5619 DTC Parkway – Greenwood Village, CO	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (303) 268-6300

Item 5. Other Events and Regulation FD Disclosure.

On May 10, 2004, Adelphia Communications Corporation (the “Company”) and certain of its subsidiaries closed on a $1,000,000,000 Second Amended and Restated Credit and Guaranty Agreement (the “Extended DIP Facility”). The Extended DIP Facility, which was approved by the United States Bankruptcy Court for the Southern District of New York on May 6, 2004, amends and restates in its entirety the Company’s existing debtor-in-possession credit facility (the “Existing DIP Facility”). The terms of the Extended DIP Facility provide for, among other things, (a) the extension of the maturity date from June 25, 2004, the maturity date under the Existing DIP Facility, to March 31, 2005 and (b) a decrease in the aggregate commitments of the lenders from $1,500,000,000, representing the aggregate commitments of the lenders under the Existing DIP Facility, to $1,000,000,000.

Copies of the Extended DIP Facility and Amendment No. 1, dated as of May 10, 2004, to the Amended and Restated Security and Pledge Agreement, dated as of August 26, 2002, among the Loan Parties (as defined therein) and Citicorp North America, Inc., as Collateral Agent (the “Security Agreement Amendment”), are included herewith as Exhibits 10.1 and 10.2, respectively. The descriptions of the Extended DIP Facility and the Security Agreement Amendment contained herein are qualified in their entirety by reference to such exhibits.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
10.1	Second Amended and Restated Credit and Guaranty Agreement, dated as of May 10, 2004, among the Company, certain subsidiaries of the Company identified therein and certain financial institutions identified therein

10.2	Amendment No. 1, dated as of May 10, 2004, to the Amended and Restated Security and Pledge Agreement, dated as of August 26, 2002, among the Loan Parties and Citicorp North America, Inc. as Collateral Agent

Cautionary Statement Regarding Financial and Operating Data

As a result of actions taken by management of the Company during the time it was controlled by the Rigas family: (a) the Company has not yet completed its financial statements as of and for the years ended December 31, 2003, 2002 and 2001, or received its independent public accountants’ report thereon or filed with the Securities and Exchange Commission (the “Commission”) its Annual Report on Form 10-K for the years ended December 31, 2003, 2002

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and 2001; (b) the Company’s former independent public accountants, Deloitte & Touche LLP, suspended their auditing work on the Company’s financial statements as of and for the year ended December 31, 2001 and withdrew their audit report with respect to the year ended December 31, 2000; (c) the Company has not yet completed its financial statements or filed with the Commission its Quarterly Reports on Form 10-Q as of and for the quarterly periods ended September 30, 2003, June 30, 2003 and March 31, 2003; (d) the Company has not yet completed its financial statements or filed with the Commission its Quarterly Reports on Form 10-Q as of and for the quarterly periods ended September 30, 2002, June 30, 2002 and March 31, 2002; and (e) the Company expects to restate its financial statements for the years ended December 31, 2000 and 1999, and its interim financial statements for 2001 and possibly other periods. New management took control of the Company in May 2002, retained new independent auditors and began the preparation of financial statements for the periods in question. Current management believes that the public information provided by certain members of the Rigas family on other matters of interest to investors, such as the percentage of the Company’s cable television systems that the Company believes have been upgraded to current standards, was unreliable. Until the completion of the restatement and the disclosure of restated financial results, previously reported financial information and other public information provided by the Rigas family should not be relied upon and information contained in this Current Report on Form 8-K (this “Report”) may have to be updated or supplemented. The Company is working to complete the restatement as promptly as possible and to obtain the opinion of its independent auditors on such restated financial statements. Receipt of an audit opinion with respect to the restated financial statements is a condition to consummation of the Company’s proposed plan of reorganization.

Cautionary Statement Regarding Forward-Looking Statements

This Report includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company’s and its subsidiaries’ and affiliates’ expected future financial position, results of operations, cash flows, restructuring and financing plans, expected emergence from bankruptcy, business strategy, budgets, projected costs, capital expenditures, network upgrades, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will,” and other similar expressions are forward-looking statements. Such forward-looking statements are inherently uncertain, and readers must recognize that actual results may differ materially from the Company’s expectations. The Company does not undertake a duty to update such forward-looking statements. Factors that may cause actual results to differ materially from those in the forward-looking statements include the Company’s pending bankruptcy proceeding, results of litigation against the Company and government investigations of the Company, the effects of government regulation including the actions of local cable franchising authorities, the availability of financing, actions of the Company’s competitors, results and impacts of any process to sell the Company or its assets, customer response to repackaged services, pricing and availability of programming, equipment, supplies, and other inputs, the Company’s ability to upgrade its network, technological developments, and changes in general economic conditions. Many of these factors are outside of the Company’s control.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 11, 2004	ADELPHIA COMMUNICATIONS CORPORATION (Registrant)

	By:	/s/ VANESSA A. WITTMAN
		Name:	Vanessa A. Wittman
		Title:	Executive Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Second Amended and Restated Credit and Guaranty Agreement, dated as of May 10, 2004, among Adelphia Communications Corporation, certain subsidiaries of Adelphia Communications Corporation identified therein and certain financial institutions identified therein

10.2	Amendment No. 1, dated as of May 10, 2004, to the Amended and Restated Security and Pledge Agreement, dated as of August 26, 2002, among the Loan Parties (as defined therein) and Citicorp North America, Inc. as Collateral Agent

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